                                                                    EXHIBIT 3.17

[SEAL]

                                 NORTH CAROLINA

                      DEPARTMENT OF THE SECRETARY OF STATE

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     TO ALL WHOM THESE PRESENTS SHALL COME, GREETINGS:

     I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

                            ARTICLES OF INCORPORATION

                                       OF

                              BRIGAM MEDICAL, INC.

the original of which is now on file and a matter of record in this office.

                                       IN WITNESS WHEREOF, I have hereunto
                                       set my hand and affixed my official seal at the City of Raleigh, this 6th day of April, 2001.

[SEAL]

                                                  /s/ Elaine F. Marshall
                                                      SECRETARY OF STATE

Certification Number: 5535968-1  Page: 1 of 2     Ref.# 45901112
Verify this certificate online at www.secretary.state.nc.us/Verification.

                                                                          [SEAL]

                             STATE OF NORTH CAROLINA

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                            ARTICLES OF INCORPORATION

                                       OF

                                JMB MEDICAL, INC.

     Under and pursuant to Chapter 55 of the North Carolina General Statutes, the undersigned natural person of the age of more than eighteen years, does make, execute and acknowledge these Articles of Incorporation for the purpose of lawfully establishing a Business Corporation which shall be of unlimited duration and shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including, without limitation, those general powers set forth in Section 55-3-02 of the North Carolina General Statutes.

                                    ARTICLE I

     The name of the corporation shall be JMB MEDICAL, INC.

                                   ARTICLE II

     The Corporation shall have the authority to issue shares of the corporate stock as follows:

           NUMBER OF SHARES      CLASS OF STOCK        PAR VALUE/SHARE
           ----------------      --------------        ---------------
                10,000               Common                NO PAR

                                   ARTICLE III

     The address of the initial registered office of the corporation and the name of the initial registered agent at that address are:

           NAME OF AGENT             ADDRESS
           -------------             -------

           James Michael Bridges     110 Bell's Run
                                     Morganton, N.C. 28655
                                     (Burke County)

                                   ARTICLE IV

     The name and address of the incorporator are:

           NAME OF INCORPORATOR      ADDRESS
           --------------------      -------

           Thomas M. Starnes         118 North Sterling Street
                                     Morganton, N.C. 28655
                                     (Burke County)

     IN WITNESS WHEREOF, the undersigned Incorporator has hereunto set his hand and seal, this 29 day of November, 1994.

                                                 /s/ Thomas M. Starnes
                                                 -------------------------------
                                                 Thomas M. Starnes, Incorporator

                                                                          [SEAL]

Certificate Number: 5535968-1  Page: 2 of 2